Contact:	Christine Solie
313-845-1746
csolie@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT EARNS $710 MILLION IN THE FIRST QUARTER

DEARBORN, Mich., April 20, 2005 — Ford Motor Credit Company reported net income of $710 million in the first quarter of 2005, up $22 million from earnings of $688 million a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $1,061 million in the first quarter, compared with $1,047 million in the previous year. The increase in earnings primarily reflected improved credit loss performance, offset partially by the impact of lower receivable levels and higher borrowing costs.

“Our strong results this quarter, aided by lower credit losses, reflect our ongoing commitment to strengthening our operations,” said Mike Bannister, chairman and CEO. “We will continue to support Ford Motor Company with solid profits and dividends in 2005.”

On March 31, 2005, Ford Motor Credit’s on-balance sheet net receivables totaled $125 billion, compared with $133 billion on December 31, 2004. Managed receivables were $165 billion on March 31, down from $168 billion on December 31. The lower managed receivables primarily reflected lower retail and lease placement volumes and the impact of receivables sold in a whole-loan sale transaction during the first quarter of 2005.

Ford Motor Credit paid cash dividends of $450 million during the quarter. On March 31, managed leverage was 13.0 to 1.

Ford Motor Credit Company is one of the world’s largest automotive finance companies and has supported the sale of Ford products since 1959. With more than 17,000 employees, Ford Motor Credit has operations in 36 countries and manages $165 billion in receivables. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended March 31, 2005 and 2004
(in millions)

	First Quarter
	2005	2004
	(Unaudited)
Financing revenue
Operating leases	$1,358	$1,574
Retail	1,070	1,071
Interest supplements and other support costs earned from affiliated companies	843	856
Wholesale	251	189
Other	56	49

Total financing revenue	3,578	3,739
Depreciation on vehicles subject to operating leases	(1,077)	(1,307)
Interest expense	(1,426)	(1,329)

Net financing margin	1,075	1,103
Other revenue
Investment and other income related to sales of receivables	445	492
Insurance premiums earned, net	52	60
Other income	170	228

Total financing margin and other revenue	1,742	1,883
Expenses
Operating expenses	528	517
Provision for credit losses	117	282
Insurance expenses	36	37

Total expenses	681	836

Income from continuing operations before income taxes	1,061	1,047
Provision for income taxes	387	383

Income from continuing operations before minority interests	674	664
Minority interests in net income of subsidiaries	1	—

Income from continuing operations	673	664
Income from discontinued/held-for-sale operations	37	24

Net income	$710	$688

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in millions)

	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$13,091	$12,668
Investments in securities	663	653
Finance receivables, net	103,494	110,851
Net investment in operating leases	21,741	21,866
Retained interest in securitized assets	8,028	9,166
Notes and accounts receivable from affiliated companies	1,423	1,780
Derivative financial instruments	4,543	6,930
Assets of discontinued/held-for-sale operations	2,456	2,186
Other assets	6,114	6,521

Total assets	$161,553	$172,621

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,628	$1,645
Affiliated companies	1,489	819

Total accounts payable	3,117	2,464
Debt	132,744	144,274
Deferred income taxes, net	7,926	7,593
Derivative financial instruments	863	911
Liabilities of discontinued/held-for-sale operations	112	93
Other liabilities and deferred income	5,173	5,802

Total liabilities	149,935	161,137

Minority interests in net assets of subsidiaries	14	13

Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	736	855
Retained earnings	5,726	5,474

Total stockholder’s equity	11,604	11,471

Total liabilities and stockholder’s equity	$161,553	$172,621

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	First Quarter
Financing Shares	2005	2004
United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	43%	38%
Wholesale	82	84
Europe
Financing share — Ford
Retail installment and lease	26%	26%
Wholesale	97	96

Contract Volume — New and used retail/lease (in thousands)
North America Segment
United States	410	398
Canada	31	36

Total North America Segment	441	434

International Segment
Europe	186	202
Other international	74	74

Total International Segment	260	276

Total financing volume	701	710

Borrowing Cost Rate**	4.1%	3.7%

Charge-offs (in millions)
On-Balance sheet
Retail installment & lease	$167	$313
Wholesale	17	3
Other	(3)	(1)

Total on-balance sheet charge-offs	$181	$315

Total Loss-to-receivables Ratio	0.56%	0.97%

Managed***
Retail installment & lease	$215	$427
Wholesale	17	3
Other	(3)	(1)

Total managed charge-offs	$229	$429

Total Loss-to-receivables Ratio	0.55%	0.98%

*	Continuing operations
**	Includes the effect of interest rate swap agreements
***	See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.

KEY TERMS:

•	Managed receivables: receivables reported on Ford Motor Credit’s balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

•	Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet plus charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service.

IMPACT OF ON-BALANCE SHEET SECURITIZATION: finance receivables (retail and wholesale) and investments in operating leases reported on Ford Motor Credit’s balance sheet include assets transferred in securitizations that do not qualify for accounting sale treatment. These assets have been legally transferred to Ford Motor Credit sponsored special purpose entities and are available only to pay the obligations of the special purpose entities and are not available to pay the obligations of Ford Motor Credit or the claims of Ford Motor Credit’s creditors. Debt reported on Ford Motor Credit’s balance sheet includes debt issued by these special purpose entities to securitization investors which is payable out of collections on the assets supporting the securitizations and is not the legal obligation of Ford Motor Credit or its other subsidiaries.

RECONCILIATION OF MEASURES:

Managed Leverage Calculation	March 31,	December 31,
	2005	2004
	(in billions)
Total debt	$132.7	$144.3
Securitized off-balance sheet receivables outstanding*	41.1	37.7
Retained interest in securitized off-balance sheet receivables**	(8.3)	(9.5)
Adjustments for cash and cash equivalents	(13.1)	(12.7)
Adjustments for SFAS No. 133	(2.2)	(3.2)

Total adjusted debt	$150.2	$156.6

Total stockholder’s equity (including minority interest)	$11.6	$11.5
Adjustments for SFAS No. 133	(0.1)	(0.1)

Total adjusted equity	$11.5	$11.4

Managed leverage (to 1) = adjusted debt / adjusted equity	13.0	13.7
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	11.4	12.6

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
		(in billions)
March 31, 2005
Retail installment	$73.1	$20.1	$93.2
Wholesale	25.1	19.2	44.3
Other finance receivables	5.3	0.0	5.3
Net investment in operating leases	21.7	0.0	21.7

Total net finance receivables and operating leases	$125.2	$39.3	$164.5

December 31, 2004
Retail installment	$81.7	$16.7	$98.4
Wholesale	23.8	18.9	42.7
Other finance receivables	5.3	0.0	5.3
Net investment in operating leases	21.9	0.0	21.9

Total net finance receivables and operating leases	$132.7	$35.6	$168.3

*	Includes securitized funding from discontinued operations
**	Includes retained interest in securitized receivables from discontinued operations